UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2025
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by in this Item 3.03.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 11, 2025, P3 Health Partners Inc., a Delaware corporation (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "Charter Amendment") with the Secretary of State of Delaware to effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the Company's outstanding Class A common stock, $0.0001 par value per share (the “Class A common stock”), and Class V common stock, $0.0001 par value per share (the “Class V common stock,” and together with the Class A common stock, the “common stock”). The Reverse Stock Split became effective at 5:00 p.m. Eastern Time on April 11, 2025 (the “Effective Time”).
As previously reported, at a special meeting of stockholders held on March 31, 2025, and upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved amendments to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-60, as determined by the Board in its discretion. On April 1, 2025, the Board approved a final Reverse Stock Split ratio of 1-for-50 and abandoned all other amendments.
As a result of the Reverse Stock Split, at the Effective Time, every 50 shares of the Company's outstanding Class A common stock were automatically converted into one validly issued, fully-paid and non-assessable share of Class A common stock, and every 50 shares of the Company’s outstanding Class V common stock were automatically converted into one validly issued, fully-paid and non-assessable share of Class V common stock, subject to the treatment of fractional shares as described below. The Charter Amendment did not affect the number of authorized shares of common stock or the par value of each share of common stock. No fractional shares will be issued as a result of the Reverse Stock Split. Each stockholder is entitled to receive a cash payment equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share of the Class A common stock as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on the Effective Date. Proportional adjustments will be made to the number of shares of Class A common stock underlying the Company’s outstanding equity awards and warrants, as well as the exercise or conversion price, as applicable, and to the number of shares issuable under the Company’s equity incentive plans and other existing agreements.
The Company's Class A common stock began trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on April 14, 2025 under the Company's existing trading symbol "PIII". The new CUSIP number for the Class A common stock following the Reverse Stock Split is 744413 204. The Company’s public warrants continue to trade on Nasdaq under the ticker symbol “PIIIW” with the existing CUSIP number.
The foregoing description is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the trading of the Class A common stock on a split-adjusted basis and the impact of the Reverse Stock Split, including any adjustments from the treatment of fractional shares. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by the Company’s other filings with the SEC. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of P3 Health Partners Inc., dated April 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	April 16, 2025	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer